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                 CONNOLLY EPSTEIN CHICCO FOXMAN OXHOLM & EWING
                    A PENNSYLVANIA PROFESSIONAL CORPORATION
                               ATTORNEYS AT LAW


NEIL G. EPSTEIN         JOSEPH G. J. CONNOLLY            1515 MARKET STREET
WILLIAM H. EWING        JOSEPH CHICCO                       NINTH FLOOR
STEPHEN M. FOXMAN       STEVEN P. HERSHEY*          PHILADELPHIA, PA 19102-1909
NANCY K. BARON-BAER     KAREN LEE TURNER                  (215) 851-8400
CARL OXHOLM III         CHARLES F. FORER*+              FAX (215) 851-8383
LESLIE A. HAYES*        VALERIE J. MUNSON            http://www.philalaw.com
MICHAEL S. JACKSON      ALBERT G. BIXLER                    ----------
GARY A. ROSEN*          GARY S. LEWIS                     36 TANNER STREET
MARK T. CARLIDGE*       CAROL L. PRESS                      SECOND FLOOR
GARY A. MILLER          DANIEL N. REISMAN            HADDONFIELD, NJ 08033-2420
JOHN F. O'RIORDAN*      DEBORAH WEINSTEIN*                  (609)427-6240
RANDY KARAFIN HUBERT*   LEWIS ROSMAN                         ----------
JANET F. GINZBERG*      MANDANA SHAHVARI                    BETH OLANOFF
                                                            DIRECT DIAL
                  OF COUNSEL          March 25, 1999      (215) 851-8472
              FAX (609) 427-0611                      E-MAIL: gam@philalaw.com
                HOWARD L. GLEIT

*ATTORNEYS WITHOUT * NOT ADMITTED
 IN NEW JERSEY
+NEW JERSEY RESIDENT PRINCIPAL



Gen Trak, Inc.
5100 Campus Drive
Plymouth Meeting, PA 19462-1123

  Re: Registration Statement on Form SB-2
      File No. 333-69729
      -----------------------------------
Gentlemen/Ladies:

     We have acted as counsel to Gen Trak, Inc. (the "Company") in connection with the preparation and filing of the above captioned Registration Statement (the "Registration Statement") relating to the public offering of up 747,500 Units which are proposed to be sold by the Company pursuant to the Registration Statement (including Units subject to the underwriter's over-allotment option). The Units contain an aggregate 1,495,000 shares of the Company's Common Stock, par value $.01 (the "Shares") and common stock purchase warrants (the "Warrants) exercisable for an aggregate 1,495,000 shares of Common Stock (the "Warrant Shares").

     We are familiar with the Registration Statement. We have reviewed the Company's Articles of Incorporation and By-laws, each as amended to date. We also have examined such public and private corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for the purpose of expressing an opinion on the matters set forth below. In all examinations of documents we have assumed the genuineness of all signatures appearing on such documents, and the genuineness and authenticity of all copies submitted to us conformed, photostatic or other copies as true copies of the original document.

     On the basis of the foregoing, we are of the opinion that the Units, Shares and Warrants, when issues in accordance with the terms set forth in the Registration Statement, and the Warrant Shares, when issued upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement, and consent to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                                      Very truly yours,

                                                      CONNOLLY EPSTEIN CHICCO
                                                      FOXMAN OXHOLM & EWING

                                                      By: /s/ Gary A. Miller
                                                         ----------------------